For the fiscal period ended 12/31/03
File number 811-3623

			SUB-ITEM 77-0

			EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Prudential Series Fund, Inc. ?
Equity Portfolio (Salomon sleeve)

1.   Name of Issuer:
	First Energy Corp.

2.   Date of Purchase
	09/12/03

3.   Number of Securities Purchased
	141,456

4.   Dollar Amount of Purchase
	$4,371,000

5.   Price Per Unit
	$30.90

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Morgan Stanley

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Citigroup
Morgan Stanley
Barclays
J.P. Morgan
Wachovia
BNY Capital
Credit Suisse
Lehman Brothers
UBS Securities
McDonald Investments
NatCity Investments
PNC Capital Markets
SBK Brooks Investments
Scotia Capital
The Williams Capital Group